Exhibit 10.9

FORWARD PURCHASE AGREEMENT

This Forward Purchase Agreement (this “Agreement”) is entered into as of June 15, 2021, by and between Capitalworks Emerging Markets Acquisition Corp, a Cayman Islands exempted company (the “Company”) and Camber Base, LLC, a Delaware limited liability company (“Investor”).

WHEREAS, the Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”);

WHEREAS, the Company intends to confidentially submit to the U.S. Securities and Exchange Commission (the “SEC”) a draft registration statement on Form S-1 (as amended, the “Registration Statement”) for its initial public offering (“IPO”) of units (the “Public Units”) at a price of $10.00 per Public Unit, each comprised of one Class A ordinary share of the Company, par value $0.0001 per share (the “Class A Shares”), and one-half of one redeemable warrant, where each whole redeemable warrant is exercisable to purchase one Class A Share at an exercise price of $11.50 per share (the “Warrants”). Only whole Warrants are exercisable. A holder of Warrants will not be able to exercise any fraction of a Warrant. The Company shall not issue fractional Warrants other than as part of the Public Units. If, upon the detachment of the Warrants from the Public Units or otherwise, a holder of Warrants would be entitled to receive a fractional Warrant, the Company shall round down the number of Warrants to be issued to such holder to the nearest whole number;

WHEREAS, following the closing of the IPO (the “IPO Closing”), the Company will seek to identify and consummate a Business Combination; and

WHEREAS, the parties wish to enter into this Agreement, pursuant to which immediately prior to the closing of the Company’s initial Business Combination (the “Business Combination Closing”), the Company shall issue and sell, and the Purchaser (as defined below) shall purchase, on a private placement basis, 2,000,000 Class A Shares (the “Forward Purchase Shares”) and 1,000,000 Warrants (the “Forward Purchase Warrants” and together with the Forward Purchase Shares, the “Forward Purchase Units”), for an aggregate purchase price of $20.0 million, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises, representations, warranties and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.             Sale and Purchase.

(a)            Designation of Purchaser.

(i)            Investor agrees to purchase the Forward Purchase Units on the terms set forth in this Agreement or, if the Purchaser is the Designated Purchaser (each as defined below), Investor agrees to procure that the Designated Purchaser shall comply with its obligations under this Agreement as the Purchaser.

(ii)           The purchaser (the “Purchaser”) of the Forward Purchase Units shall be either (a) Investor, or (b) a subsidiary or affiliate of Investor (as determined by Investor) (the “Designated Purchaser”) that executes a joinder agreement substantially in the form set forth on Exhibit B hereto (the “Joinder Agreement”).

(iii)          In the event that Investor designates the Designated Purchaser to be the purchaser of the Forward Purchase Units, upon the execution of the Joinder Agreement, the Designated Purchaser shall thereby become a party to this Agreement and shall be bound by the terms of the Agreement as if the Designated Purchaser were an original signatory to this Agreement; provided, however, that Investor’s obligations hereunder shall not terminate until the Designated Purchaser satisfies its obligations hereunder. Upon the execution of the Joinder Agreement, all references in this Agreement to the “Purchaser” shall be deemed to be references to the Designated Purchaser, unless the context requires otherwise.

(b)            Forward Purchase Units.

(i)            The Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, the Forward Purchase Shares and the Forward Purchase Warrants for an aggregate purchase price of $20.0 million (the “FPU Purchase Price”).

(ii)           Each Forward Purchase Warrant will have the same terms as each Warrant sold as part of the Public Units in the IPO (“Public Warrants”), and will be subject to the terms and conditions of the Warrant Agreement to be entered into between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, in connection with the IPO (the “Warrant Agreement”). Each Forward Purchase Warrant will entitle the holder thereof to purchase one Class A Share at a price of $11.50 per share, subject to adjustment as described in the Warrant Agreement, and only whole Forward Purchase Warrants will be exercisable. The Forward Purchase Warrants will become exercisable on the later of 30 days after the Business Combination Closing and 12 months from the closing of the IPO, and will expire five years after the Business Combination Closing or earlier upon redemption or the liquidation of the Company, as described in the Warrant Agreement.

(iii)          The Company shall require the Purchaser to purchase the Forward Purchase Units by delivering notice to the Purchaser, at least five (5) Business Days before the Business Combination Closing, specifying the date of the Business Combination Closing and instructions for wiring the FPU Purchase Price. The closing of the sale of the Forward Purchase Units (the “FPU Closing”) shall be held on the same date and immediately prior to the Business Combination Closing (such date being referred to as the “FPU Closing Date”). At least one (1) Business Day prior to the FPU Closing Date, the Purchaser shall deliver to the Company, to be held in escrow until the FPU Closing, the FPU Purchase Price for the Forward Purchase Units by wire transfer of U.S. dollars in immediately available funds to the account specified by the Company in such notice. Immediately prior to the FPU Closing on the FPU Closing Date, (A) the FPU Purchase Price shall be released from escrow automatically and without further action by the Company or the Purchaser, and (B) upon such release, the Company shall issue the Forward Purchase Units to the Purchaser in book-entry form, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), registered in the name of the Purchaser (or its nominee in accordance with its delivery instructions), or to a custodian designated by the Purchaser, as applicable. In the event the Business Combination Closing does not occur within 30 days of the date scheduled for closing, the FPU Closing shall not occur and the Company shall promptly (but not later than two (2) Business Days thereafter) return the FPU Purchase Price to the Purchaser. For the purposes of this Agreement, “Business Day” means any day, other than a Saturday or a Sunday, that is neither a legal holiday nor a day on which banking institutions are generally authorized or required by law or regulation to close in the City of New York, New York.

(c)           Legend. Each register and book entry for the Forward Purchase Units shall contain a notation, and each certificate (if any) evidencing the Forward Purchase Units shall be stamped or otherwise imprinted with a legend, in substantially the following form:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE TRANSFERRED IN VIOLATION OF SUCH ACT AND LAWS.”

(d)           Legend Removal. If the Forward Purchase Shares or Forward Purchase Warrants are eligible to be sold without restriction under, and without the Company being in compliance with the current public information requirements of, Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), then at the Purchaser’s request, the Company will, at its sole expense, cause the Company’s transfer agent to remove the legend set forth in Section 1(b). In connection therewith, if required by the Company’s transfer agent, the Company will promptly cause an opinion of counsel to be delivered to and maintained with its transfer agent, together with any other authorizations, certificates and directions required by the transfer agent that authorize and direct the transfer agent to transfer such Forward Purchase Shares or Forward Purchase Warrants, as applicable, without any such legend; provided, however, that the Company will not be required to deliver any such opinion, authorization or certificate or direction if it reasonably believes that removal of the legend could reasonably be expected to result in or facilitate transfers of Forward Purchase Shares or Forward Purchase Warrants in violation of applicable law.

(e)           Registration Rights. The Purchaser shall have registration rights with respect to the Forward Purchase Shares and Forward Purchase Warrants (and any underlying securities) as set forth on Exhibit A hereto (the “Registration Rights”).

2.              Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows, as of the date hereof:

(a)           Organization and Power. The Purchaser is duly organized, validly existing, and in good standing under the laws of the jurisdiction of incorporation or organization and has all requisite power and authority to carry on its business as presently conducted and as proposed to be conducted.

(b)           Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute the valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies, or (c) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(c)           Governmental Consents and Filings. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Purchaser in connection with the consummation of the transactions contemplated by this Agreement.

(d)           Compliance with Other Instruments. The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of its organizational documents, (ii) of any instrument, judgment, order, writ or decree to which it is a party or by which it is bound, (iii) under any note, indenture or mortgage to which it is a party or by which it is bound, (iv) under any lease, agreement, contract or purchase order to which it is a party or by which it is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Purchaser, in each case (other than clause (i)), which would have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement.

(e)           Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Forward Purchase Units to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of law. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Forward Purchase Units. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity or any government or any department or agency thereof.

(f)            Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Forward Purchase Units, as well as the terms of the Company’s proposed IPO, with the Company’s management.

(g)           Restricted Securities. The Purchaser understands that the offer and sale of the Forward Purchase Units to the Purchaser has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Forward Purchase Units are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Forward Purchase Units indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Forward Purchase Units, or any Class A Shares into which the Forward Purchase Units may be converted into or exercised for, for resale, except pursuant to the Registration Rights. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Forward Purchase Units, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy. The Purchaser acknowledges that the Company intends to confidentially submit the draft Registration Statement for its proposed IPO to the SEC. The Purchaser understands that the offering of the Forward Purchase Units is not, and is not intended to be, part of the IPO, and that the Purchaser will not be able to rely on the protection of Section 11 of the Securities Act with respect to such Forward Purchase Units.

(h)           No Public Market. The Purchaser understands that no public market now exists for the Forward Purchase Units, and that the Company has made no assurances that a public market will ever exist for the Forward Purchase Units.

(i)            High Degree of Risk. The Purchaser understands that its agreement to purchase the Forward Purchase Units involves a high degree of risk which could cause the Purchaser to lose all or part of its investment.

(j)            Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

(k)           No General Solicitation. Neither the Purchaser, nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including, through a broker or finder (i) to its knowledge, engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Units.

(l)            Non-Public Information. The Purchaser acknowledges its obligations under applicable securities laws with respect to the treatment of material non-public information relating to the Company.

(m)          Adequacy of Financing. The Purchaser has, or will have prior to the FPU Closing Date, available to it sufficient funds to satisfy its obligations under this Agreement.

(n)           Affiliation of Certain FINRA Members. The Purchaser is neither a person associated nor affiliated with any of the underwriters of the IPO (the “Underwriters”) or, to its actual knowledge, any other member of the Financial Industry Regulatory Authority (“FINRA”) that is participating in the IPO.

(o)           No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 2 and in any certificate or agreement delivered pursuant hereto, none of the Purchaser nor any person acting on behalf of the Purchaser nor any of the Purchaser’s affiliates (the “Purchaser Parties”) has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Purchaser and the offering of the Forward Purchase Units, and the Purchaser Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Company in Section 3 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Purchaser Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Company, any person on behalf of the Company or any of the Company’s affiliates (collectively, the “Company Parties”).

3.             Representations and Warranties of the Company. The Company represents and warrants to the Purchaser as follows:

(a)           Incorporation and Corporate Power. The Company is duly incorporated and validly existing and in good standing as a Cayman Islands exempted company and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and by the Registration Statement.

(b)           Capitalization. The authorized, issued and outstanding share capital of the Company consists, as of the date hereof is as disclosed in the Registration Statement.

(c)           Authorization. All corporate action required to be taken by the Company’s board of directors and shareholders in order to authorize the Company to enter into this Agreement, and to issue the Forward Purchase Units at the FPU Closing, and the securities issuable upon conversion or exercise of the Forward Purchase Units, has been taken or will be taken prior to the FPU Closing, as applicable. All action on the part of the shareholders, directors and officers of the Company necessary for the execution and delivery of this Agreement, the performance of all obligations of the Company under this Agreement to be performed as of the FPU Closing, and the issuance and delivery of the Forward Purchase Units and the securities issuable upon conversion or exercise of the Forward Purchase Units has been taken or will be taken prior to the FPU Closing. This Agreement, when executed and delivered by the Company, shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (iii) to the extent the indemnification provisions contained in the Registration Rights may be limited by applicable federal or state securities laws.

(d)            Valid Issuance of Securities.

(i)            The Forward Purchase Units, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, and the Company’s Amended and Restated Memorandum and Articles of Association, as it may be amended (the “Memorandum and Articles”), and the securities issuable upon conversion or exercise of the Forward Purchase Units, when issued in accordance with the terms of the Forward Purchase Units and this Agreement, will be validly issued, fully paid and nonassessable and free of all preemptive or similar rights, taxes, liens, encumbrances and charges with respect to the issue thereof and restrictions on transfer other than restrictions on transfer specified under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by the Purchaser. Assuming the accuracy of the representations of the Purchaser in this Agreement and subject to the filings described in Section 3(e) below, the Forward Purchase Units and the securities issuable upon conversion of the Forward Purchase Units will be issued in compliance with all applicable federal and state securities laws.

(ii)           No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company or, to the Company’s knowledge, any Company Covered Person (as defined below), except for a Disqualification Event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable. “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)           Governmental Consents and Filings. Assuming the accuracy of the representations and warranties made by the Purchaser in this Agreement, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority is required on the part of the Company in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Regulation D of the Securities Act, applicable state securities laws and pursuant to the Registration Rights.

(f)            Compliance with Other Instruments. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any violation or default (i) of any provisions of the Memorandum and Articles, (ii) of any instrument, judgment, order, writ or decree to which the Company is a party or by which the Company is bound, (iii) under any note, indenture or mortgage to which the Company is a party or by which the Company is bound, (iv) under any lease, agreement, contract or purchase order to which the Company is a party or by which the Company is bound or (v) of any provision of federal or state statute, rule or regulation applicable to the Company, in each case (other than clause (i)) which would have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

(g)           Operations. As of the date hereof, the Company has not conducted, and prior to the IPO Closing the Company will not conduct, any operations other than organizational activities and activities in connection with offerings of the Forward Purchase Units and securities in the IPO.

(h)           Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(i)            Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(j)            Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such.

(k)           No General Solicitation. Neither the Company, nor any of its officers, directors, employees, agents or shareholders has either directly or indirectly, including, through a broker or finder, (i) engaged in any general solicitation, or (ii) published any advertisement in connection with the offer and sale of the Forward Purchase Units.

(l)            No Other Representations and Warranties; Non-Reliance. Except for the specific representations and warranties contained in this Section 3 and in any certificate or agreement delivered pursuant hereto, none of the Company Parties has made, makes or shall be deemed to make any other express or implied representation or warranty with respect to the Company, the offering of the Forward Purchase Units, the proposed IPO or a potential Business Combination, and the Company Parties disclaim any such representation or warranty. Except for the specific representations and warranties expressly made by the Purchaser in Section 2 of this Agreement and in any certificate or agreement delivered pursuant hereto, the Company Parties specifically disclaim that they are relying upon any other representations or warranties that may have been made by the Purchaser Parties.

4.             Additional Agreements, Acknowledgements and Waivers of the Purchaser.

(a)           Warrant Lock-up; Transfer Restrictions. The Purchaser agrees that it shall not Transfer any Forward Purchase Warrants (or Class A Shares issued or issuable upon the exercise of any such warrants) until 30 days after the completion of the initial Business Combination, except that Transfers of the Forward Purchase Warrants are permitted to (any such transferees, the “Permitted Transferees”):

(i)            to the Company’s directors or officers, any affiliates or family members of any of the Company’s directors or officers, any members or partners of Investor or CEMAC Sponsor LP (the “Sponsor”) or their affiliates, or any affiliates of either Investor or the Sponsor, or any employees of such affiliates;

(ii)           in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an affiliate of such person, or to a charitable organization;

(iii)          in the case of an individual, by virtue of laws of descent and distribution upon death of the individual;

(iv)          in the case of an individual, pursuant to a qualified domestic relations order;

(v)           in the case of a trust by distribution to one or more permissible beneficiaries of such trust;

(vi)          by private sales or transfers made in connection with any forward purchase agreement or similar arrangement or in connection with the consummation of the Company’s Business Combination at prices no greater than the price at which the securities were originally purchased;

(vii)        to the Company for no value for cancellation in connection with the consummation of its initial Business Combination;

(viii)       in the event of the Company’s liquidation prior to the Company’s completion of its initial Business Combination;

(ix)           by virtue of the laws of the jurisdiction of formation of the Purchaser, by virtue of the Purchaser’s constitutional, organizational or formational documents, as amended, upon dissolution of the Purchaser, or by virtue of the constitutional, organizational or formational documents of a subsidiary of the Purchaser that holds any securities of the Company, as the case may be, upon liquidation or dissolution of such subsidiary; and

(x)            in the event of the Company’s completion of a liquidation, merger, share exchange, reorganization or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares of the Company for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination, provided, however, that in the case of clauses (i) through (vi) and (ix), these Permitted Transferees must enter into a written agreement agreeing to be bound by these transfer restrictions. For purposes of this Section, “Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder; (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise; or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

(b)            Trust Account.

(i)            The Purchaser hereby acknowledges that it is aware that the Company will establish a trust account (the “Trust Account”) for the benefit of its public shareholders upon the closing of the IPO. The Purchaser, for itself and its affiliates, hereby agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the Company as a result of any liquidation of the Company, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares held by it.

(ii)           The Purchaser hereby agrees that it shall have no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares held by it. In the event the Purchaser has any Claim against the Company under this Agreement, the Purchaser shall pursue such Claim solely against the Company and its assets outside the Trust Account and not against the property or any monies in the Trust Account, except for redemption and liquidation rights, if any, the Purchaser may have in respect of any Class A Shares held by it.

(c)           Business Combination. The Purchaser agrees with the Company that if the Company seeks shareholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, the Purchaser shall (i) vote any ordinary shares of the Company owned by the Purchaser in favor of any proposed Business Combination, provided that the consummation of such Business Combination has been unanimously approved by the Company’s board of directors, and (ii) not redeem any ordinary shares of the Company owned by the Purchaser in connection with such shareholder approval. Notwithstanding anything to the contrary, in the event of any vote by the Company’s board of directors in favor of consummating a Business Combination that is other than a unanimous vote, neither the Investor nor the Purchaser shall be under any obligation to consummate the transactions contemplated by this Agreement, and this Agreement shall automatically terminate pursuant to Section 6 of this Agreement without further action by the Purchaser or the Company. This provision shall survive the termination of this Agreement.

(d)           No Short Sales. The Purchaser hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with it, will engage in any Short Sales with respect to securities of the Company prior to the Business Combination Closing. For purposes of this Section 4, “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act and all types of direct and indirect share pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

(e)            Investor Outreach. The Purchaser shall use its commercially reasonable efforts to assist the Company and its representatives in identifying potential investors in connection with the Business Combination.

(f)            NASDAQ Listing. The Company will use commercially reasonable efforts to effect and maintain the listing of the Class A Shares on NASDAQ (or another national securities exchange).

5.              FPU Closing Conditions.

(a)           The obligation of the Purchaser to purchase the Forward Purchase Units at the FPU Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPU Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Purchaser:

(i)            The Business Combination shall be consummated substantially concurrent with, and immediately following, the purchase of the Forward Purchase Units;

(ii)           The representations and warranties of the Company set forth in Section 3 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPU Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Company or its ability to consummate the transactions contemplated by this Agreement;

(iii)          The Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the FPU Closing;

(iv)          No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Units; and

(v)           The board of directors of the Company has unanimously approved the Business Combination.

(b)            The obligation of the Company to sell the Forward Purchase Units at the FPU Closing under this Agreement shall be subject to the fulfillment, at or prior to the FPU Closing of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Company:

(i)            The Business Combination shall be consummated substantially concurrent with, and immediately following, the purchase of the Forward Purchase Units;

(ii)           The representations and warranties of the Purchaser set forth in Section 2 of this Agreement shall have been true and correct as of the date hereof and shall be true and correct as of the FPU Closing, as applicable, with the same effect as though such representations and warranties had been made on and as of such date (other than any such representation or warranty that is made by its terms as of a specified date, which shall be true and correct as of such specified date), except where the failure to be so true and correct would not have a material adverse effect on the Purchaser or its ability to consummate the transactions contemplated by this Agreement;

(iii)          The Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the FPU Closing; and

(iv)          No order, writ, judgment, injunction, decree, determination, or award shall have been entered by or with any governmental, regulatory, or administrative authority or any court, tribunal, or judicial, or arbitral body, and no other legal restraint or prohibition shall be in effect, preventing the purchase by the Purchaser of the Forward Purchase Units.

6.              Termination. This Agreement may be terminated at any time prior to the FPU Closing:

(a)            by mutual written consent of the Company and the Purchaser; or

(b)            automatically

(i)             if the board of directors of the Company approves a Business Combination by a vote other than a unanimous vote; or

(ii)           if the IPO is not consummated on or prior to 12 months from the date of this Agreement; or

(iii)          if the Business Combination is not consummated within 24 months from the IPO Closing date, or such later date as may be approved by the Company’s shareholders in accordance with the Memorandum and Articles; or

(iv)            if, prior to the Business Combination Closing, Investor or the Company becomes subject to any voluntary or involuntary petition under the United States federal bankruptcy laws or any state insolvency law, in each case which is not withdrawn within sixty (60) days after being filed, or a receiver, fiscal agent or similar officer is appointed by a court for business or property of Investor or the Company, in each case which is not removed, withdrawn or terminated within sixty (60) days after such appointment.

In the event of any termination of this Agreement pursuant to this Section 6, the FPU Purchase Price (and interest thereon, if any), if previously paid, and all Purchaser’s funds paid in connection herewith shall be promptly returned to the Purchaser, and thereafter, except as otherwise expressly provided herein, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of the Purchaser or the Company and their respective directors, officers, employees, partners, managers, members, or shareholders and all rights and obligations of each party shall cease; provided, however, that nothing contained in this Section 6 shall relieve either party from liabilities or damages arising out of any fraud or willful breach by such party of any of its representations, warranties, covenants or agreements contained in this Agreement.

7.              General Provisions.

(a)            Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (i) personal delivery to the party to be notified, (ii) when sent, if sent by electronic mail or facsimile (if any) during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next Business Day, (iii) five (5) Business Days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) Business Day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next Business Day delivery, with written verification of receipt. All communications sent to the Company shall be sent to:

Capitalworks Emerging Markets Acquisition Corp
Capital Hill, 7th Floor

6 Benmore Road, Benmore, Sandton, 2010

P.O. Box 653088, Benmore, 2010, South Africa
Attention: Chief Financial Officer

with a copy, which shall not constitute effective notice, to the Company’s counsel at:

DLA Piper LLP (US)
1251 Avenue of the Americas

New York, New York 10020
Attn: Marjorie Sybul Adams, Esq.

All communications to the Purchaser shall be sent to the Purchaser’s address as set forth on the signature page hereof, or to such e-mail address, facsimile number (if any) or address as subsequently modified by written notice given in accordance with this Section 7(a).

(b)            No Finder’s Fees. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the reasonable costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

(c)            Survival of Representations and Warranties. All of the representations and warranties contained herein shall survive the FPU Closing.

(d)            Entire Agreement. This Agreement, together with any documents, instruments and writings that are delivered pursuant hereto or referenced herein, constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby.

(e)            Successors. All of the terms, agreements, covenants, representations, warranties, and conditions of this Agreement are binding upon, and inure to the benefit of and are enforceable by, the parties hereto and their respective successors. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(f)            Assignments. Except as otherwise specifically provided herein with respect to the Designated Purchaser, no party hereto may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other party hereto.

(g)           Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(h)           Headings. The section headings contained in this Agreement are inserted for convenience only and will not affect in any way the meaning or interpretation of this Agreement.

(i)            Governing Law. This Agreement, the entire relationship of the parties hereto, and any dispute between the parties (whether grounded in contract, tort, statute, law or equity) shall be governed by, construed in accordance with, and interpreted pursuant to the laws of the State of New York, without giving effect to its choice of laws principles.

(j)            Jurisdiction. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement, (ii) agree not to commence any suit, action or other proceeding arising out of or based upon this Agreement except in state courts of New York or the United States District Court for the Southern District of New York, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

(k)           Waiver of Jury Trial. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.

(l)            Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except with the prior written consent of the Company and the Purchaser.

(m)          Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions hereof; provided, that, if any provision of this Agreement, as applied to any party hereto or to any circumstance, is adjudged by a governmental authority, arbitrator, or mediator not to be enforceable in accordance with its terms, the parties hereto agree that the governmental authority, arbitrator, or mediator making such determination will have the power to modify the provision in a manner consistent with its objectives such that it is enforceable, and/or to delete specific words or phrases, and in its reduced form, such provision will then be enforceable and will be enforced.

(n)           Expenses. Each of the Company and the Purchaser will bear its own costs and expenses incurred in connection with the preparation, execution and performance of this Agreement and the consummation of the transactions contemplated hereby, including all fees and expenses of agents, representatives, financial advisors, legal counsel and accountants. The Company shall be responsible for the fees of its transfer agent; stamp taxes and all of The Depository Trust Company’s fees associated with the issuance of the Forward Purchase Units and the securities issuable upon conversion or exercise of the Forward Purchase Units.

(o)           Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties hereto and no presumption or burden of proof will arise favoring or disfavoring any party hereto because of the authorship of any provision of this Agreement. Any reference to any federal, state, local, or foreign law will be deemed also to refer to law as amended and all rules and regulations promulgated thereunder, unless the context requires otherwise. The words “include,” “includes,” and “including” will be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The parties hereto intend that each representation, warranty, and covenant contained herein will have independent significance. If any party hereto has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party hereto has not breached will not detract from or mitigate the fact that such party hereto is in breach of the first representation, warranty, or covenant.

(p)           Waiver. No waiver by any party hereto of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent occurrence.

(q)           Confidentiality. Except as may be required by law, regulation or applicable stock exchange listing requirements, unless and until the transactions contemplated hereby and the terms hereof are publicly announced or otherwise publicly disclosed by the Company, the parties hereto shall keep confidential and shall not publicly disclose the existence or terms of this Agreement. Notwithstanding the forgoing, each of the parties hereto acknowledge, agree, and consent to the inclusion of the statement set forth on Exhibit C hereto in the Registration Statement; in any proxy statement or registration statement in connection with the Company’s initial business combination; in any proposal, letter of intent or similar materials with a potential counterparty to the Company’s initial business combination, provided that the recipient of any such proposal, letter of intent, or similar communication has agreed in writing to be subject to at least the same confidentiality obligations with respect to Exhibit C as those set forth in this Agreement; and in any other document required by law in order to carry out the transactions contemplated by this Agreement. Notwithstanding anything to the contrary, except as otherwise provided in the preceding sentence, without the prior written consent of the Investor, none of the information set forth on Exhibit C will be included in the written investor presentation provided to investors in connection with the IPO or in any other formal written material. This provision shall survive the termination of this Agreement.

(r)            Specific Performance. The Purchaser agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by the Purchaser in accordance with the terms hereof and that the Company shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first set forth above.

Capitalworks Emerging Markets Acquisition Corp

By:	/s/ Roberta F. Brzezinski
	Name:	Roberta F. Brzezinski
	Title:	Co-CEO

Camber Base, LLC

By:	/s/ Erica Nourjian
	Name:	Erica Nourjian
	Title:	Head of Operations for Investments

Exhibit A

Registration Rights

1.	The Company shall use commercially reasonable efforts to (i) file, within thirty (30) days after the Business Combination Closing, but in no event later than sixty (60) days after the Business Combination Closing, a registration statement on Form S-1, to the extent the Company is required to use such form, for a secondary offering (including any successor registration statement covering the resale of the Registrable Securities, a “Resale Shelf”) of (x) the Class A Shares and Warrants (and underlying Class A Shares) comprising the Forward Purchase Units, (y) any other Class A Shares that may be acquired by the Purchaser after the date of this Agreement, including any time after the Business Combination Closing, and (z) any other equity security of the Company issued or issuable with respect to the securities referred to in clauses (x) and (y) by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization (collectively, for so long as such securities are held by the Purchaser or its assignees under the Agreement, each a “Holder”), (the “Registrable Securities”) pursuant to Rule 415 under the Securities Act; provided, that, if Form S-3 is available for such a registration, the Company shall register the resale of the Registrable Securities on Form S-3 as soon as such form is available and such Form S-3 shall also be deemed to be a Resale Shelf, (ii) cause the Resale Shelf to be declared effective under the Securities Act promptly thereafter, but in no event later than sixty (60) days after the initial filing of the Resale Shelf, and (iii) maintain the effectiveness of such Resale Shelf with respect to the Purchaser’s Registrable Securities, and to ensure the Resale Shelf does not contain a material omission or misstatement, including by way of amendment or other update, as required, until the earliest of (A) the date on which the Purchaser or its respective assignees cease to hold Registrable Securities covered by such Resale Shelf, and (B) the date all of the Purchaser’s Registrable Securities covered by the Resale Shelf can be sold publicly without restriction or limitation (including without volume or manner of sale restrictions) under Rule 144 under the Securities Act.

2.	In the event the Company is prohibited by applicable rule, regulation or interpretation by the staff (“Staff”) of the Securities and Exchange Commission (“SEC”) from registering all of the Registrable Securities on the Resale Shelf or the Staff requires that any Holder be specifically identified as an “underwriter” in order to permit such registration statement to become effective, and such Holder does not consent in writing to being so named as an underwriter in such registration statement, the number of Registrable Securities to be registered on the Resale Shelf will be reduced on a pro rata basis among all Holders to be so included, unless otherwise required by the Staff, so that the number of Registrable Securities to be registered is permitted by the Staff and such Holder is not required to be named as an “underwriter”; provided, that, any Registrable Securities not registered due to this paragraph 2 shall thereafter as soon as allowed by the SEC guidance be registered to the extent the prohibition no longer is applicable.

3.	If at any time the Company proposes to file a registration statement (a “Registration Statement”) on its own behalf, or on behalf of any Persons other than the Holders who have registration rights (“Other Holders”), relating to an underwritten offering of ordinary shares (a “Company Offering”), then the Company will provide the Holders with notice in writing (an “Offer Notice”) at least five (5) Business Days prior to such filing, which Offer Notice will offer to include in the Registration Statement the Registrable Securities held by each Holder. Within three (3) Business Days after receiving the Offer Notice, each Holder may make a written request to the Company to include some or all of such Holder’s Registrable Securities in the Registration Statement. If the underwriter(s) for any Company Offering advise the Company that, in their good faith opinion, marketing factors require a limitation on the number of securities that may be included in the Company Offering, the number of securities to be so included shall be allocated as follows: (i) first, to the Company and the Other Holders, if any; and (ii) second, to the Holders.

4.	The Company shall pay all fees and expenses incident to the performance of or compliance with its obligation to prepare, file and maintain the Resale Shelf (including the fees of its counsel and accountants). The Company shall also pay all Registration Expenses. For purposes of this paragraph 4, “Registration Expenses” shall mean the out-of-pocket expenses of any Company Offering, including, without limitation, the following: (i) all registration, qualification and filing fees (including fees with respect to filings required to be made with FINRA) and any securities exchange on which the Registrable Securities are then listed; (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) reasonable fees and disbursements of counsel for the Company; and (v) reasonable and documented fees and expenses of one legal counsel selected by Holders representing a majority-in-interest of the Registrable Securities participating in any such Company Offering, who will represent all the selling shareholders; and (vi), for the avoidance of doubt, the Company also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; provided, that, it is understood and agreed that the Company shall not be responsible for any underwriting fees, discounts, selling commissions, underwriter expenses and stock transfer taxes relating to the registration and sale of the Registrable Securities.

5.	The Company may suspend the use of a prospectus included in the Resale Shelf by furnishing to each Holder a written notice (“Suspension Notice”) stating that in the good faith judgment of the Company, it would be either (i) prohibited by the Company’s insider trading policy (as if the Holders were covered by such policy) or (ii) materially detrimental to the Company and its shareholders for such prospectus to be used at such time. The Company’s right to suspend the use of such prospectus under clause (ii) of the preceding sentence may be exercised for a period of not more than sixty (60) days after the date of such notice to the Holders; provided, such period may be extended for an additional thirty (30) days with the consent of a majority-in-interest of the Holders of Registrable Securities covered by the Resale Shelf, which consent shall not be unreasonably withheld; provided, further, that such right to suspend the use of a prospectus shall be exercised by the Company not more than twice in any twelve (12) month period. A Holder of Registrable Securities shall not effect any sales of Registrable Securities pursuant to the Resale Shelf at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). The Holders may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf following further written notice to such effect (an “End of Suspension Notice”) from the Company to the Holders. The Company shall act in good faith to permit any suspension period contemplated by this paragraph 5 to be concluded as promptly as reasonably practicable.

6.	The Holders agree that, except as required by applicable law, the Purchaser shall treat as confidential the receipt of any Suspension Notice (provided, that, in no event shall such notice contain any material nonpublic information of the Company) hereunder and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes public, other than as a result of disclosure by a Holder of Registrable Securities in breach of the terms of this Agreement.

7.	The Company shall indemnify and hold harmless the Holders, their respective directors and officers, partners, members, managers, affiliates, employees, agents, representatives, beneficial owners and advisers, and each person, if any, who controls a Holder within the meaning of the Securities Act and the Exchange Act and any agent thereof, and the officers, directors, partners, members, managers, agents, affiliates, employees and advisers of each such controlling person (collectively, “Indemnified Persons”), to the fullest extent permitted by applicable law, from and against any losses, claims, damages, liabilities, joint or several, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses, judgments, fines, penalties, interest, settlements or other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any Indemnified Person may be involved, or is threatened to be involved, as a party or otherwise, under the Securities Act or otherwise (collectively, “Losses”), promptly as incurred, arising out of, based upon or resulting from any untrue statement or alleged untrue statement of any material fact contained in the Resale Shelf (or any amendment or supplement thereto), the related prospectus, or any amendment or supplement thereto, or arise out of, are based upon or resulting from the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company shall not be liable in any such case or to any Indemnified Person to the extent that any such Loss is directly attributable to the untrue statement or omission made in reliance upon or in conformity with information furnished by or on behalf of such Indemnified Person in writing expressly for use in the preparation of the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Person, and shall survive the transfer of such securities by the Holders or any termination of this Agreement.

8.	The Company’s obligation under paragraph (1) of this Exhibit A is subject to each Holder’s furnishing to the Company in writing such information as the Company reasonably requests for use in connection with the Resale Shelf, the related prospectus, or any amendment or supplement thereto. Each Holder shall severally, and not jointly with any other Holder, indemnify the Company, its officers, directors, managers, employees, agents and representatives, and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue statement of material fact provided by such Holder that is contained in the Resale Shelf, the related prospectus, or any amendment or supplement thereto, or any omission of a material fact by such Holder required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such Holder expressly for inclusion in such document; provided, that, the obligation to indemnify shall be limited, with respect to each Holder, to the net amount of proceeds received by such Holder from the sale of Registrable Securities pursuant to the Resale Shelf. For the avoidance of doubt, the Holder’s obligation to indemnify shall be individual, not joint and several, with respect to the Holders and the Other Holders, and shall be limited to the net amount of proceeds received by each Holder and each Other Holder from the sale of Registrable Securities pursuant to a Registration Statement.

9.	The Company shall cooperate with the Holders, to the extent the Registrable Securities become freely tradable, to facilitate the timely preparation and delivery of certificates or book-entry positions (not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to a Resale Shelf and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as each Holder may request.

10.	If requested by the Holders representing a majority in interest of the Registrable Securities, the Company shall as soon as practicable, subject to any Suspension Notice, (i) incorporate in a prospectus supplement or post-effective amendment such information as each Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by the Holders representing a majority in interest of the Registrable Securities.

11.	As long as the Registrable Securities are outstanding, the Company, at all times while it shall be reporting under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act, and to promptly furnish the Holders with true and complete copies of all such filings, unless filed through the SEC’s EDGAR system. The Company further covenants that it shall take such further action as the Holders may reasonably request, all to the extent required from time to time, to enable the Holders to sell the Class A Shares and Warrants held by the Holders without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act, including providing any legal opinions; provided, that such Holders deliver supporting documentation in the form reasonably requested by the Company. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

12.	The rights, duties and obligations of the Purchaser under this Exhibit A may be assigned or delegated by the Purchaser in conjunction with and to the extent of any permitted transfer or assignment of Registrable Securities by the Purchaser to any permitted transferee or assignee.

Exhibit B

Form of Joinder Agreement

FORM OF JOINDER AGREEMENT

Reference is made to that certain Forward Purchase Agreement (the “Agreement”), dated as of June 15, 2021, by and between Capitalworks Emerging Markets Acquisition Corp, a Cayman Islands exempted company (the “Company”) and Camber Base, LLC, a Delaware limited liability company (“Investor”), a copy of which is attached hereto as the Annex. All capitalized terms used but not defined in this Joinder Agreement shall have the meanings accorded to such terms in the Agreement.

Investor has designated [name of purchaser] (the “Designated Purchaser”) to be the Purchaser under the Agreement, subject to the execution of this Joinder Agreement. By executing this Joinder Agreement, the Designated Purchaser hereby to become a party to the Agreement and agrees to be bound by the terms of the Agreement as if the Designated Purchaser were an original signatory to such Agreement.

[The remainder of this page has been left intentionally blank]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement to be effective as of the date first set forth above.

DESIGNATED PURCHASER:

[●]

By:
Name:
Title:

Annex

Forward Purchase Agreement

Exhibit C

Camber Base, LLC

Our sponsor is supported by Camber Base, LLC, an affiliate of the Brown University endowment. The Brown University endowment refers to the collection of endowed gifts from generous supporters of Brown University, a research and teaching university based in Providence, RI. These gifts, designated by purpose by the benefactors, provide a long-term financial resource for the university’s research initiatives and educational mission. The largest use of these funds is financial aid for undergraduate students.

The endowment is managed as a single investment pool by a team of professional investors with oversight from the governing body of the university. We expect that investment professionals and advisors from the Brown University endowment, as well as university administrators and academic professionals to the extent relevant, may provide guidance to our management team throughout the process of identifying and selecting a target company for our initial business combination. Camber Base, LLC will appoint two members to our Advisory Committee.

C-1